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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                F O R M    8 - K

                       PURSUANT TO SECTION 13 or 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported) May 10, 1999 (April 27, 1999)



                           CNB FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


                         Commission file number 2-88511


     Pennsylvania                             25-1450605
     ------------                             ----------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                              County National Bank
                             1 South Second Street
                                  P.O. Box 42
                         Clearfield, Pennsylvania 16830
                    (Address of principal executive offices)

       Registrant's telephone number, including area code, (814) 765-9621
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Item 1-4  Not Applicable

Item 5.  Other Events

       CNB Financial Corporation, a Pennsylvania corporation ("CNB"), and The First National Bank of Spangler, a Pennsylvania corporation ("Spangler"), have executed a definitive merger agreement dated April 27, 1999 for the merger of Spangler with and into CNB. The merger is subject to the approval of the shareholders of Spangler, as well as various regulatory approvals.

       Pursuant to the agreement, (i) each issued and outstanding share of common stock of Spangler would be exchanged for 95 shares of the common stock of CNB, and (ii) each issued and outstanding share of CNB common stock would remain outstanding.

       The definitive merger agreement allows for termination provisions to be established as follows: In the event that the measurement price, the average of the bid and asked prices for the twenty (20) trading days ended on the date that is ten (10) trading days prior to the Closing Date, is less than $28.00 or more than $39.00, Spangler or CNB shall have the right to terminate the proposed merger.

       No new press release of CNB and Spangler announcing the merger will be made for this agreement. A notice of the initial announcement that was published on February 23, 1999 is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

       (a) Financial Statements:  None.

       (b) Exhibits:

         1.  Press Release Announcing:  CNB Financial Corporation to Acquire
                                        The First National Bank of Spangler


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              CNB Financial Corporation
                                     (Registrant)


                              /s/ Joseph B. Bower, Jr.
                              ------------------------
                              Joseph B. Bower, Jr.
May 10, 1999                  Treasurer
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                           CNB Financial Corporation

                              Exhibits to Form 8-K

                   For the Current Report Dated May 10, 1999

                                 Exhibit Index


Exhibit                                                   Method of
Number         Description                                 Filing
------         -----------                                ---------

 1             Press Release Announcing                    Filed
               County National Bank to Acquire             Herewith
               The First National Bank of Spangler